UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 12, 2005

__________________

SGC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-100137	86-1047317

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

115911 East Sunburst Drive

Fountain Hills, Arizona, 85268

 (Address of Principal Executive Offices)

(Zip Code)

Registrant's telephone number, including area code: (480) 837-6029

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01

Completion of Acquisition or Disposition of Assets

Effective October 12, 2005, SGC Holdings, Inc. (the "Company") entered into a Contribution Agreement with Neil H. Riordan, Ph.D. pursuant to which Dr. Riordan assigned all of his right, title and interest in a patent-pending method of expansion of stem cells.  In consideration for such assignment, the Company issued an aggregate of 100,223,602 shares of its common stock to Aidan Research & Consulting, L.L.C., an entity owned and controlled by Dr. Riordan.

Item 2.02

Entry into a Material Definitive Agreement

See Item 2.01.

Item 3.02

Unregistered Sales of Equity Securities

On October 12, 2005, the Company issued an aggregate of 102,223,602 shares of its common stock, 100,223,602 shares were issued pursuant to the Contribution Agreement described above and 2,000,000 shares were issued in a private placement transaction at a per share price of $0.25.

Item 5.01

Changes in Control of Registrant

See Item 2.01.  After giving effect to the issuance of 100,223,602 shares of common stock to Aidan Research & Consulting, L.L.C. and 2,000,000 shares of common stock in a private placement, Dr. Riordan now beneficially owns 80.68% of the outstanding capital stock of the Company.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective October 12, 2005, Christos E. Loukas has resigned from the board of directors of the Company in connection with the transactions under the above-referenced Contribution Agreement.

Effective October 12, 2005, the following persons were appointed to the board of directors of the Company and to the officer positions set forth opposite such names:

*

Neil H. Riordan, Ph.D.---Director, President and Chief Executive Officer

*

John Peterson---Director

*

Roger Nocera, M.D.---Director and Chief Medical Officer

*

Chan Park---Chairman, Medical Advisory Committee

Item 9.01

Financial Statements and Exhibits

(a)

Exhibits.

Exhibit No.	Description
99.1	Press release, dated October 17, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SGC HOLDINGS, INC.

Date: October 17, 2005	By: /s/ Neil H. Riordan, Ph.D.
Name: Neil H. Riordan, Ph.D. Title: Chief Executive Officer